ADDITIONAL ANSWERS TO FORM N-SAR
                                      for
                       STATE STREET RESEARCH EQUITY TRUST

Item 77: Attachments
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SUB-ITEM 77C: Submissions of matters to a vote of security holders

See "Report On Special Meeting of Shareholders" in the Report to Shareholders for the six months ended December 31, 2004, for the State Street Research Large-Cap Value Fund, State Street Research Mid-Cap Value Fund and State Street Research Global Resources Fund (each a series of the registrant) which Report on Special Meetings of Shareholders is incorporated by reference herein.